[GRAPHIC OMITTED]                                                  PRESS RELEASE
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Contacts:
Investors                                          Media
Investor Relations Department                      Denise DesChenes/Kara Findlay
(800) 451-3801                                     Sard Verbinnen & Co
                                                   (212) 687-8080


                 FOAMEX ANNOUNCES RECORD DATE OF RIGHTS OFFERING

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LINWOOD,  PA, December 21, 2006 - Foamex International Inc. (FMXIQ.PK) announced today that it has set December 29, 2006 at the close of trading as the record date for its previously-announced rights offering. The Company intends to distribute at no charge to each stockholder one non-transferable right for each share of common stock or Series B preferred stock held by such stockholder on the record date.

Each right issued to common stockholders will entitle the holder to purchase up to 2.52 shares of common stock, and each right issued to Series B preferred stockholders will entitle the holder to purchase up to 252 shares of common stock, each at $2.25 per share. The exact number of shares issuable upon the exercise of rights will be determined based upon the number of shares outstanding as of the record date. The rights offering will commence on or about January 4, 2007. Stockholders who hold their shares through a bank, broker, or other nominee will receive the rights materials from their bank, broker, or other nominee.

Under normal settlement procedures, the Company believes that shares of common stock purchased after the close of trading on December 26, 2006 are not likely to be settled by the December 29, 2006 record date.

Foamex is conducting the rights offering as part of the Company's chapter 11 plan of reorganization (the "Plan") and will use the funds raised to help make the payments required under the Plan. Consummation of the rights offering is subject to satisfaction of certain conditions, including confirmation of the Plan by the Bankruptcy Court.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights may not be sold, given away or otherwise transferred. Only stockholders as of the record date can exercise the rights issued to them. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. In addition, the rights have not been registered or qualified for offer or sale to stockholders of record in any jurisdiction outside the United States.

Copies of prospectuses relating to the rights offering may be obtained from Foamex International Inc.'s Investor Relations Department (1000 Columbia Avenue, Linwood, Pennsylvania 19061, (610) 859-3000).

Other information about the Company's reorganization case is available on the Foamex web site at www.foamex.com/restructuring.

About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is a leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, the outcome of proceedings in its chapter 11 case. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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